EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-174549 on Form S-8 of AptarGroup, Inc., of our report dated June 23, 2014 appearing in this Annual Report on Form 11-K of AptarGroup, Inc. Profit Sharing and Savings Plan for the year ended December 31, 2013.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Oak Brook, Illinois
June 23, 2014